Exhibit 23(a)


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment No. 2 to the Registration Statement of The Bear Stearns Companies Inc. on Form S-8 of our reports dated January 15, 2003, appearing in and incorporated by reference in the Annual Report on Form 10-K of The Bear Stearns Companies Inc. for the year ended November 30, 2002, and to the reference to us under the heading "Experts" in the prospectus, which is part of the Post-Effective Amendment No. 2 to the Registration Statement.



/s/ Deloitte & Touche LLP

New York, New York
February 24, 2004